                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 25, 1997



                          PHILIP MORRIS COMPANIES INC.
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             (Exact name of registrant as specified in its charter)



      Virginia                       1-8940                       13-3260245
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   (State or other                 (Commission                 (IRS Employer
     jurisdiction                  File Number)              Identification No.)
    of incorporation)


  120 Park Avenue, New York, New York                             10017-5592
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   (Address of principal                                          (Zip Code)
   executive offices)



Registrant's telephone number, including area code  (212) 880-5000
                                                    --------------

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         (Former name or former address, if changed since last report)
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Item 5.    Other Events.
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           On June 25, 1997, Philip Morris Companies Inc. issued the following press release:

                "NEW YORK, June 25, 1997 -- The Board of Directors of Philip Morris Companies Inc. (NYSE: MO) today unanimously voted to support the comprehensive tobacco proposals that were agreed to by Philip Morris management last week.

                While the agreement contains certain legislative and regulatory provisions with which the company does not agree, the Board believes achieving a resolution of the long-standing controversy surrounding tobacco products is in the interest of the public and of our shareholders.

                We accept this compromise, which must now go before the Congress, as the best available way to end decades of acrimony with a national solution that achieves important public health goals, permits our company to operate in a predictable legal and regulatory environment, recognizes the rights of adult smokers to use tobacco products, and ensures that the tobacco industry will remain an important contributor to the U.S. economy.

                We hope that these proposals will usher in a new era of cooperation and tolerance with regard to tobacco issues, and we are grateful for the hard work of all the participants in the negotiations that has brought this proposal before the nation."


                                       2
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


       PHILIP MORRIS COMPANIES INC.

BY     /s/ G. PENN HOLSENBECK
       Vice President - Associate
       General Counsel and Corporate
       Secretary


DATE   June 25, 1997